UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2013

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

DineEquity, Inc. (the “Corporation”) plans to hold discussions with certain lenders to seek amendments, including a re-pricing, of its senior secured credit facility (the “Credit Facility”).  Although the Corporation is currently in compliance with, and expects to continue to be in compliance with, the existing covenants set forth in the Credit Facility, the Corporation would like to amend certain covenants to provide additional flexibility. There can be no assurance that such amendments will be obtained.  As of December 31, 2012, the balance of the senior unsecured term loan outstanding under the Credit Facility was $472 million.

In connection with the discussions, the Corporation plans to disclose to certain lenders pro forma financial information for the twelve months ended September 30, 2012 (the “Pro Forma Financial Information”).  The Pro Forma Financial Information is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The Pro Forma Financial Information is unaudited; however, during the course of the preparation of its audited consolidated annual financial statements and related notes for the fiscal year ended December 31, 2012, the Corporation may identify items that require material adjustments to the Pro Forma Financial Information presented in Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the Pro Forma Financial Information attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.”

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Pro Forma Financial Information for the Twelve Months Ended September 30, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2013	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer

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